Filed pursuant to Rule 424(b)(5)

Registration No. 333-254550

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 22, 2021)

$160,000,000
Common Stock

We have entered into an At Market Issuance Sales Agreement, or Sales Agreement, with Cantor Fitzgerald & Co., Mizuho Securities USA LLC, H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC, and Chardan Capital Markets, LLC, each an Agent, and together, the Agents, relating to the sale of shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock having an aggregate offering price of up to $160.0 million through the Agents acting as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “OCGN.” On June 9, 2022, the last reported sale price of our common stock on Nasdaq was $2.27 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of the Sales Agreement, the Agents are not required to sell any specific number or dollar amounts of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The Agents will be entitled to compensation under the terms of the Sales Agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agents against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider all of the information set forth in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein. See “Risk Factors” on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cantor                    Mizuho Securities                    H.C. Wainwright & Co.                    Roth Capital Partners                    Chardan

The date of this prospectus supplement is June 10, 2022

Accompanying Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates, and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agents have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We and the Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Solely for convenience, tradenames referred to in this prospectus supplement appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames. All trademarks, service marks, and tradenames included or incorporated by reference in this prospectus supplement are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus supplement to “Ocugen,” the “Company,” “we,” “our,” or “us” refer to Ocugen, Inc. (formerly known as Histogenics Corporation) and its subsidiaries, references to “Histogenics” refer to the Company prior to the completion of the Merger, references to “Former Ocugen” refer to Ocugen, Inc., a privately held corporation prior to the completion of the Merger, and references to “OpCo” refer to Ocugen OpCo, Inc., the Company’s wholly owned subsidiary following the Merger. See “Prospectus Supplement Summary—Corporate Information.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-8 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

About Ocugen, Inc.

We are a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies, biologicals, and vaccines that improve health and offer hope for people and global communities.

Our cutting-edge technology pipeline includes:

•	COVID-19 Vaccine Candidate — COVAXIN is a whole-virion inactivated COVID-19 vaccine candidate being developed to prevent COVID-19, caused by SARS-CoV-2, in humans. We are co-developing COVAXIN with Bharat Biotech International Limited, or Bharat Biotech, for the U.S., Canadian, and Mexican markets.

•	Modifier Gene Therapy Platform — Based on nuclear hormone receptors, or NHRs, we believe our modifier gene therapy platform has the potential to address many retinal diseases, including retinitis pigmentosa, or RP, Leber congenital amaurosis, or LCA, and dry age-related macular degeneration, or AMD.

•	Novel Biologic Therapy for Retinal Diseases — We are developing OCU200, a novel biologic product candidate, to treat diabetic macular edema, or DME, diabetic retinopathy, or DR, and wet age-related macular degeneration, or wet AMD.

•	NeoCart Cell Therapy Platform — We recently introduced a Phase 3 cell therapy platform technology called NeoCart (autologous chondrocyte-derived neocartilage) to our pipeline, which is being developed for the repair of full-thickness lesions of the knee cartilage in adults.

COVID-19 Vaccine Candidate

In February 2021, we entered into a Co-Development, Supply and Commercialization Agreement with Bharat Biotech, pursuant to which we obtained an exclusive right and license under certain of Bharat Biotech’s intellectual property rights, with the right to grant sublicenses to develop, manufacture, and commercialize COVAXIN for the prevention of COVID-19 in the United States, its territories, and possessions. In June 2021 and April 2022, we entered into amendments to the Co-Development, Supply and Commercialization Agreement, or, as amended, the Covaxin Agreement, pursuant to which we and Bharat Biotech agreed to expand our rights to develop, manufacture, and commercialize COVAXIN to include Canada and Mexico, respectively, in addition to the United States, its territories, and possessions.

COVAXIN is formulated with the inactivated SARS-CoV-2 virus, an antigen, and an adjuvant. COVAXIN requires a two-dose vaccination regimen given 28 days apart and is stored in standard vaccine storage conditions (2-8°C). COVAXIN was granted an Emergency Use Listing by the World Health Organization, or WHO, in November 2021.

The Phase 3 clinical trial conducted by Bharat Biotech in India in 25,798 adults ages 18 years and older, who were healthy or had stable chronic medical conditions, reported an overall estimated vaccine efficacy of COVAXIN against COVID-19 of 77.8%, with efficacy against severe COVID-19 of 93.4%, and efficacy against asymptomatic COVID-19 of 63.6%. Individuals with asymptomatic infection have a detectable viral load in nasal and saliva swabs and therefore are considered carriers of COVID-19. COVAXIN was generally well tolerated, with no clinically or statistically significant differences in reported adverse events in the vaccine and placebo groups. Additionally, a Phase 2/3 immuno-bridging clinical trial was conducted by Bharat Biotech in India to assess the protective immunity of COVAXIN in children ages two to 18 years. The results demonstrated a robust neutralizing antibody response comparable to that of the adults studied in the aforementioned Phase 3 clinical trial, and that COVAXIN was generally well tolerated. Further, data from clinical trials conducted by Bharat Biotech has shown that COVAXIN has neutralizing potential against multiple variants of concern including both the Omicron (B.1.1.529) and Delta (B.1.617.2) variants.

In June 2021, the U.S. Food and Drug Administration, or FDA, provided feedback to us regarding the data and information contained in a “Master File” that we previously submitted to the FDA and recommended that we pursue a Biologics License Application, or BLA, submission instead of an Emergency Use Authorization, or EUA application for COVAXIN for adults ages 18 years and older in the United States. In October 2021, we submitted an Investigational New Drug, or IND, application to the FDA to initiate a Phase 2/3 immuno-bridging and broadening clinical trial evaluating COVAXIN for adults ages 18 years and older, which was approved by the FDA in February 2022. The clinical trial, which is currently enrolling patients, is designed to evaluate whether the immune response observed in participants in the aforementioned completed Phase 3 clinical trial in India is similar to a demographically representative, adult population in the United States. We also plan to initiate safety and booster clinical trials, subject to discussions with the FDA.

In November 2021, we submitted a request to the FDA for EUA, for COVAXIN for pediatric use in ages two to 18 years in the United States. The EUA submission was based on the results of the aforementioned Phase 2/3 immuno-bridging pediatric clinical trial conducted by Bharat Biotech in India. In March 2022, the FDA notified us that they declined to issue an EUA for COVAXIN for pediatric use. We intend to continue working with the FDA to evaluate a potential regulatory pathway for the pediatric use of COVAXIN in the United States.

We are also pursuing approval to market COVAXIN in Canada and recently expanded our commercialization rights for COVAXIN under the Covaxin Agreement to include Mexico. In July 2021, we completed our rolling submission to Health Canada for COVAXIN. The rolling submission process, which was conducted through our Canadian subsidiary, Vaccigen Ltd., was recommended and accepted under the Minister of Health’s Interim Order Respecting the Importation, Sale and Advertising of Drugs for Use in Relation to COVID-19 and transitioned to a New Drug Submission, or NDS, for COVID-19. In December 2021, we were provided with a Notice of Deficiency, or NOD, from Health Canada regarding our NDS submission. Health Canada requested further analyses of the COVAXIN preclinical and clinical data, as well as additional information regarding chemistry, manufacturing, and controls, or CMC. We have responded to and provided proposed resolutions for the deficiencies included in the NOD. Our responses are currently under review by Health Canada. The Comisión Federal para la Protección contra Riesgos Sanitarios has approved emergency use for COVAXIN in Mexico for adults ages 18 years and older, which remains active. We also intend to file for emergency use for COVAXIN in Mexico for pediatric use in ages two to 18 years.

We are evaluating our commercialization strategy for COVAXIN in the United States and Canada, if approved in either jurisdiction, and are actively preparing for commercialization in Mexico. In June 2021, we selected Jubilant HollisterStier as our manufacturing partner for COVAXIN to prepare for the commercial manufacturing of COVAXIN. We expect to enter into a master services agreement with Jubilant HollisterStier for the commercial manufacture of COVAXIN.

In September 2021, we entered into a Development and Commercial Supply Agreement with Bharat Biotech, pursuant to which Bharat Biotech will supply us with clinical trial materials and commercial supplies of COVAXIN finished drug product prior to the completion of a technology transfer. Following the completion of the technology transfer to Jubilant HollisterStier, which is in progress, Bharat Biotech will supply COVAXIN drug product components and continue to supply finished drug product as necessary for the commercial manufacture and supply of COVAXIN subsequent to a regulatory approval.

Modifier Gene Therapy Platform

We are developing a modifier gene therapy platform designed to fulfill unmet medical needs in retinal diseases, including inherited retinal diseases, or IRDs, such as RP and LCA, and dry AMD. Our modifier gene therapy platform is based on NHRs, which have the potential to restore homeostasis, the basic biological processes in the retina. Unlike single-gene replacement therapies, which only target one genetic mutation, we believe that our modifier gene therapy platform, through its use of NHRs, represents a novel approach that has the potential to address multiple retinal diseases caused by mutations in multiple genes with one product; and potentially address complex diseases, such as dry AMD, that are potentially caused by imbalances in multiple gene networks.

IRDs, such as RP and LCA, can lead to visual impairment and blindness and affect over two million people worldwide. RP and LCA are rooted in mutations of more than 175 different genes. We believe that OCU400, our first product candidate being developed with our modifier gene therapy platform, has the potential to be broadly effective in restoring retinal integrity and function across a range of IRDs, including RP and LCA. OCU400 has received four Orphan Drug Designations from the FDA for the treatment of certain disease genotypes: nuclear receptor subfamily 2 group E member 3, or NR2E3, centrosomal protein 290, or CEP290, rhodopsin, or RHO, and phosphodiesterase 6B, or PDE6ß, mutation-associated inherited retinal degenerations. Additionally, OCU400 has received Orphan Medicinal Product Designation from the European Commission based on the recommendation of the European Medicines Agency for RP and LCA, which we believe demonstrates that OCU400 has the potential to be a broad-spectrum therapeutic to treat many IRDs.

In November 2021, we submitted an IND application to the FDA to initiate a Phase 1/2 clinical trial for OCU400 for the treatment of NR2E3 and RHO mutations associated RP, which was accepted by the FDA in December 2021. We have initiated the Phase 1/2 clinical trial, a multicenter, open-label, dose ranging study to assess the safety of unilateral subretinal administration of OCU400 in subjects with NR2E3 and RHO-related RP in the United States and in March 2022, the first patient was dosed. In April 2022, an independent Data and Safety Monitoring Board for our Phase 1/2 clinical trial recommended that we continue enrolling additional study subjects in the current cohort at the target dose level and based on that recommendation we have continued enrollment.

Our second modifier gene therapy candidate, OCU410, is being developed to utilize the nuclear receptor genes RAR-related orphan receptor A, or RORA, for the treatment of dry AMD. We are currently executing pre-IND studies consistent with FDA discussions to support a Phase 1/2 clinical trial. We have engaged CanSino Biologics, Inc., or CanSinoBIO, to manufacture clinical supplies and be responsible for the CMC development for OCU400 and OCU410. CanSinoBIO will be responsible for the costs associated with such activities.

Novel Biologic Therapy for Retinal Diseases

Our pipeline also includes our biologic product candidate, OCU200, a novel fusion protein designed to treat severely sight-threatening diseases such as DME, DR, and wet AMD. We are currently establishing a current Good Manufacturing Practice, or cGMP, process for the production of clinical trial materials and executing pre-IND studies consistent with FDA discussions to support a Phase 1/2a clinical trial. We have completed the technology transfer of manufacturing processes to our contract development and manufacturing organization, or CDMO, that will manufacture OCU200 clinical supplies.

NeoCart Cell Therapy Platform

NeoCart is a three-dimensional tissue-engineered disc of new cartilage that is manufactured by growing chondrocytes, the cells responsible for maintaining cartilage health, which are derived from the patient on a unique scaffold. NeoCart has the potential to accelerate healing and reduce pain by rebuilding a patient’s damaged knee cartilage. It treats pain at the source, creating a similar, functional joint surface as it was before the injury. Ultimately, the goal is to prevent a patient’s progression to osteoarthritis. NeoCart was acquired as a part of our Merger (as defined below) with the original developer of the therapy, Histogenics, in 2019. See “Prospectus Supplement Summary—Corporate Information” for additional information about the Merger.

Recently, the FDA granted a Regenerative Medicine Advanced Therapy designation to NeoCart for the repair of full-thickness lesions of the knee cartilage in adults. We are working with the FDA to finalize the Phase 3 protocols necessary to advance the clinical development of NeoCart for eventual market authorization.

Corporate Information

On September 27, 2019, we completed our reverse merger, or the Merger, with Ocugen OpCo Inc. (formerly known as Ocugen, Inc.), or OpCo, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2019, by and among OpCo, Restore Merger Sub, Inc., our wholly owned subsidiary, or Merger Sub, and us, as amended, or the Merger Agreement, pursuant to which Merger Sub merged with and into OpCo, with OpCo surviving as our wholly owned subsidiary. Immediately after completion of the Merger, we changed our name to Ocugen, Inc. and the business conducted by OpCo became the business conducted by us.

Our common stock is listed on Nasdaq under the symbol “OCGN.” Our global headquarters are located at 11 Great Valley Parkway, Malvern, PA 19355 and our telephone number is (484) 328-4701. Our website address is www.ocugen.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THE OFFERING

Issuer	Ocugen, Inc.
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $160.0 million.
Manner of offering	Sales of shares of our common stock under this prospectus supplement may be made by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms of the Sales Agreement, the Agents will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of Nasdaq, on mutually agreeable terms between the Agents and us. See “Plan of Distribution” on page S-16 of this prospectus supplement.
Common stock outstanding immediately following the offering	286,116,007 shares, assuming sales of 70,484,581 shares of our common stock in this offering at an offering price of $2.27 per share, which was the last reported sale price of our common stock on Nasdaq on June 9, 2022. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.
Use of Proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital, and general and administrative expenses. See “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-8 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.
Nasdaq Capital Market symbol	OCGN

The above discussion and table are based on 215,631,426 shares of our common stock outstanding as of March 31, 2022, and exclude as of that date:

•	14,002,454 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $3.16 per share;

•	1,301,269 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	5,224,170 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•	410,006 shares of common stock reserved for future issuance under our 2014 Stock Option Plan;

•	3,110,655 shares of common stock issuable upon the exercise of warrants outstanding at a weighted-average exercise price of $4.43 per share; and

•	550,565 shares of common stock issuable upon conversion of preferred stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or 2021 Annual Report, as updated by our quarterly, annual, and other reports and documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any common stock in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition, and prospects, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Additional Risks Related to This Offering

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus supplement for a more detailed information.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 70,484,581 shares of our common stock are sold at a price of $2.27 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on Nasdaq on June 9, 2022, for aggregate gross proceeds of $160.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.27 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2022 after giving effect to this offering and the assumed offering price. The exercise or conversion of outstanding stock options, restricted stock units, preferred stock or warrants may result in further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Agents in any applicable placement notice, and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the Agents, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the U.S. Securities and Exchange Commission, or SEC, that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

The forward-looking statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include, among other things, statements about:

•	our estimates regarding expenses, future revenues, capital requirements, as well as the timing and availability of and the need for additional financing to continue to advance our product candidates;

•	our activities with respect to BBV152, known as COVAXIN outside the United States, our vaccine candidate for the prevention of COVID-19 caused by SARS-CoV-2 in humans, in collaboration with Bharat Biotech, including our plans and expectations regarding clinical development, manufacturing, pricing, regulatory review and compliance, reliance on third parties, and commercialization;

•	our plans regarding the submission of a BLA to the FDA for adults ages 18 years and older, including the need for a Phase 2/3 immuno-bridging and broadening clinical trial and a safety clinical trial to support a BLA submission for COVAXIN;

•	the ability of our collaboration partner, Bharat Biotech, to successfully respond to the deficiencies identified in an inspection conducted by the WHO;

•	our ability to successfully commence dosing in participants and subsequently complete the Phase 2/3 immuno-bridging and broadening clinical trial, as well as our ability to initiate a safety clinical trial for COVAXIN, both to support a BLA submission;

•	our activities with respect to evaluating a potential regulatory pathway for the pediatric use of COVAXIN in the United States;

•	our activities with respect to resolving the deficiencies communicated by Health Canada in its NOD on our NDS for COVAXIN, including our responses provided to Health Canada;

•	our activities with respect to commercializing COVAXIN in Mexico for use in adults over the ages of 18 years and our ability to obtain emergency use approval for COVAXIN for pediatrics in ages two to 18 years in Mexico;

•	our ability to successfully obtain adequate supply of COVAXIN from Bharat Biotech, including any impact on clinical supply in light of the deficiencies identified in the inspection by the WHO, as well as to complete a technology transfer to our third-party manufacturer, Jubilant HollisterStier, and engage such manufacturer on commercially acceptable terms;

•	anticipated market demand for COVAXIN for the adult and pediatric populations in the United States, Canada, and Mexico;

•	our ability to successfully continue and complete the Phase 1/2 clinical trial for OCU400 pursuant to our IND application accepted by the FDA;

•	the uncertainties associated with the clinical development and regulatory approval of our product candidates, including potential delays in the initiation, commencement, enrollment, and completion of clinical trials;

•	our ability to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of the inherent risks and difficulties involved in successfully bringing product candidates to market and the risk that products will not achieve broad market acceptance;

•	uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom;

•	our ability to comply with regulatory schemes applicable to our business and other regulatory developments in the United States, Canada, Mexico, and other foreign countries; including the extent to which developments with respect to the COVID-19 pandemic will affect the regulatory pathway available for COVID-19 vaccines in the United States, Canada, Mexico, or other jurisdictions;

•	the performance of third-parties upon which we depend, including CDMOs, suppliers, manufacturers, group purchasing organizations, distributors, and logistics providers;

•	the pricing and reimbursement of our product candidates, if commercialized;

•	our ability to obtain and maintain patent protection, or obtain licenses to intellectual property and defend our intellectual property rights against third-parties;

•	our ability to maintain our relationships, profitability, and contracts with our key collaborators and commercial partners and our ability to establish additional collaborations and partnerships;

•	our ability to recruit or retain key scientific, technical, commercial, and management personnel and to retain our executive officers;

•	our ability to comply with stringent U.S., Canadian, Mexican, and other foreign government regulation with respect to the manufacture of pharmaceutical products, including cGMP compliance, and other relevant regulatory authorities;

•	the extent to which health epidemics and other outbreaks of communicable diseases, including the COVID-19 pandemic, geopolitical turmoil, including the ongoing invasion of Ukraine by Russia or increased trade restrictions between the United States, Russia, China, and other countries, social unrest, political instability, terrorism, or other acts of war could disrupt our business and operations, including impacts on our development programs, global supply chain, and collaborators and manufacturers; and

•	other matters discussed under the heading “Risk Factors” in our 2021 Annual Report and in any other documents we file with the SEC.

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, particularly under the section titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, or investments we may make. You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement by these cautionary statements.

Except as required by law, we do not assume any obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See “Risk Factors.”

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $160.0 million from time to time. Because there is no minimum offering amount required pursuant to the Sales Agreement, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Agents as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds from this offering to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments, or agreements with respect to any such acquisitions or investments as of the date of this prospectus supplement.

Our expected use of net proceeds, if any, from the sale of shares of common stock pursuant to the Sales Agreement with the Agents represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies and clinical trials we may commence in the future, the timing of regulatory submissions and the feedback from regulatory authorities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds, if any.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

As of March 31, 2022, our net tangible book value was approximately $131.1 million, or $0.61 per share. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the assumed sale by us of shares of our common stock in the aggregate amount of $160.0 million in this offering at an assumed offering price of $2.27 per share, which was the last reported sale price of our common stock on Nasdaq on June 9, 2022, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2022 would have been approximately $286.2 million, or $1.00 per share of common stock. This represents an immediate increase in net tangible book value per share of $0.39 to our existing stockholders and an immediate dilution in net tangible book value per share of $1.27 to new investors purchasing common stock in this offering. The following table illustrates this dilution on a per share basis to new investors participating in this offering.

Assumed offering price per share		$2.27
Net tangible book value per share as of March 31, 2022	$0.61
Increase in net tangible book value per share attributable to this offering	$0.39
As adjusted net tangible book value per share after giving effect to this offering		$1.00
Dilution per share to new investors in this offering		$1.27

The table above assumes, for illustrative purposes, that an aggregate of 70,484,581 shares of our common stock are sold at a price of $2.27 per share, the last reported sale price of our common stock on Nasdaq on June 9, 2022, for aggregate gross proceeds of $160.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.27 per share shown in the table above, assuming all of our common stock in the aggregate amount of $160.0 million during the term of the Sales Agreement is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.08 per share and would increase the dilution in net tangible book value per share to new investors to $2.19 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.27 per share shown in the table above, assuming all of our common stock in the aggregate amount of $160.0 million during the term of the Sales Agreement is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.84 per share and would decrease the dilution in net tangible book value per share to new investors to $0.43 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table are based on 215,631,426 shares of our common stock outstanding as of March 31, 2022, and exclude as of that date:

•	14,002,454 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $3.16 per share;

•	1,301,269 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	5,224,170 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•	410,006 shares of common stock reserved for future issuance under our 2014 Stock Option Plan;

•	3,110,655 shares of common stock issuable upon the exercise of warrants outstanding at a weighted-average exercise price of $4.43 per share; and

•	550,565 shares of common stock issuable upon conversion of preferred stock.

To the extent that outstanding stock options, restricted stock units, preferred stock or warrants are exercised or converted, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agents, under which from time to time we may issue and sell shares of our common stock having an aggregate gross sales price of up to $160.0 million through the Agents acting as sales agents. Sales of the shares of common stock, if any, may be made on Nasdaq at market prices and such other sales as agreed upon by us and the Agents. We have filed the Sales Agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may offer and sell shares of our common stock by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend or terminate this offering of our common stock upon notice and subject to other conditions.

We will pay the Agents’ commissions, in cash, for their services in acting as sales agents in the sale of our common stock. The Agents will be entitled to a commission of 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse a portion of the Agents’ expenses, including legal fees, in connection with this offering in an amount not to exceed $75.0 thousand, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding commissions and expense reimbursement payable to the Agents under the terms of the Sales Agreement, will be approximately $125.0 thousand.

Settlement for sales of shares of our common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon.

The Agents will act as our sales agents and use commercially reasonable efforts, consistent with their normal trading and sales practices. In connection with the sale of the common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the Sales Agreement, or (2) termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Agents and their affiliates may in the future provide various investment banking, commercial banking, or other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by the Agents and the Agents may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Philadelphia, Pennsylvania. The Agents are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ocugen, Inc. appearing in Ocugen, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Ocugen, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement, or other document.

We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investors” section of our website at http://www.ocugen.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than the portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Item):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on January 6, 2022, January 10, 2022, January 12, 2022, January 28, 2022, February 2, 2022, February 14, 2022, February 22, 2022 (both filings), February 25, 2022, March 4, 2022, March 11, 2022, March 23, 2022, April 4, 2022, April 12, 2022, April 18, 2022, April 20, 2022, May 6, 2022, May 23, 2022, May 24, 2022, June 7, 2022 and June 10, 2022; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-36751) filed with the SEC on November 18, 2014, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including those made after the date of this prospectus supplement, until we file a post-effective amendment to the applicable registration statement that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

Ocugen, Inc.

Attention: Corporate Secretary

11 Great Valley Parkway

Malvern, Pennsylvania, 19355

(484) 328-4701

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we or selling securityholders may offer and sell the securities identified above in one or more offerings, or any combination of the foregoing, either individually or as units comprised of two or more other securities. This prospectus provides a general description of the securities that we or such selling securityholders may offer and sell.

Each time that we or any selling securityholders offer securities under this prospectus, we or such selling securityholders will provide a supplement to this prospectus that contains the specific terms of the securities offered, including the public offering price and, if applicable, information about the selling security holders. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “OCGN.” On March 19, 2021, the closing sale price of our common stock on Nasdaq was $8.92 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or any other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 22, 2021

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we or selling securityholders may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part.

This prospectus provides you only with a general description of the securities that we or any selling securityholder may offer and sell. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering, including the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read carefully the entire prospectus and any accompanying prospectus supplement or related free writing prospectus, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision. Please also read the additional information described under “Where You Can Find More Information” below.

Neither we nor any selling securityholder has authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or related free writing prospectus. This prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, references in this prospectus to “Ocugen,” the “Company,” “we,” “our” or “us” refer to Ocugen, Inc. and its subsidiaries. See “About Ocugen, Inc.—Company Information.”

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at www.ocugen.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 19, 2021;

•	Our Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on April 29, 2020;

•	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports related to such items) filed with the SEC on January 8, 2021, January 12, 2021, February 4, 2021, February 9, 2021, February 23, 2021, March 3, 2021, March 5, 2021 and March 17, 2021; and

•	The description of our securities contained in our registration statement on Form 8-A filed with the SEC on November 18, 2014 (File No. 001-36751), together with any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 19, 2021.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

Ocugen, Inc.

Attention: Corporate Secretary

263 Great Valley Parkway

Malvern, Pennsylvania, 19355

(484) 328-4701

ABOUT OCUGEN, INC.

Overview

We are a biopharmaceutical company focused on developing gene therapies to cure blindness diseases and developing a vaccine to save lives from COVID-19.

Our cutting-edge technology pipeline includes:

•	COVID-19 Vaccine — COVAXIN is a whole-virion inactivated COVID-19 vaccine candidate being developed to prevent COVID-19 infection in humans. We are co-developing COVAXIN with Bharat Biotech International Limited, or Bharat Biotech, for the U.S. market.

•	Modifier Gene Therapy Platform — Based on nuclear hormone receptors, or NHRs, we believe our gene therapy platform has the potential to address many retinal diseases, including retinitis pigmentosa, or RP, leber congenital amaurosis, or LCA, and dry age-related macular degeneration, or AMD.

•	Novel Biologic Therapies for Retinal Diseases — We are developing OCU200, a novel biologic product candidate, to treat diabetic macular edema, or DME, diabetic retinopathy, or DR, and wet AMD.

COVID-19 Vaccine

In February 2021, we entered into a Co-Development, Supply and Commercialization Agreement, or the Covaxin Agreement, with Bharat Biotech, pursuant to which we obtained an exclusive right and license under certain of Bharat Biotech’s intellectual property rights, with the right to grant sublicenses, to develop, manufacture, and commercialize Covaxin for the prevention of COVID-19 in humans in the United States, its territories and possessions, or the Ocugen Covaxin Territory. Under the Covaxin Agreement, we will be solely responsible for such activities for the Ocugen Covaxin Territory.

COVAXIN is a whole-virion inactivated COVID-19 vaccine candidate being developed by Bharat Biotech, a global leader in vaccine innovation, and has been granted approval for emergency use in India. COVAXIN is formulated with the inactivated SARS-CoV-2 virus, an antigen, and an adjuvant therefore utilizing a historically proven approach to vaccine design. COVAXIN requires a two-dose vaccination regimen given 28 days apart and is stored in standard vaccine storage conditions (2-8°C). The Phase 1 and Phase 2 clinical trials conducted in India reported strong Immunoglobulin G, or IgG, responses against the spike protein, receptor-binding domain, or RBD, and the nucleocapsid (N) protein of the SARS-CoV-2 virus, along with strong cellular responses. Strong cellular responses are necessary for memory and long-term durability of vaccines. In an analysis from the National Institute of Virology, serum samples collected from individuals vaccinated with COVAXIN showed similar neutralization titer to the U.K. strain as to the original strain. No statistical difference was observed in neutralizing antibodies titer between the U.K. strain and the original strain. These results support COVAXIN's potential to generate immune responses to multiple protein antigens of the virus and thereby potentially reducing or eliminating potential viral escape.

Bharat Biotech is conducting a Phase 3 clinical trial in India. Enrollment in the Phase 3 clinical trial is complete. COVAXIN demonstrated a vaccine efficacy of 81% in the first interim analysis of the Phase 3 clinical trial, and an analysis from the National Institute of Virology indicated potential significant immunogenicity against the U.K. variant and other heterologous strains. We are currently evaluating the clinical and regulatory path for COVAXIN in the United States including obtaining Emergency Use Authorization, or EUA, from the U.S. Food and Drug Administration, or the FDA, and, eventually, biologic license application, or BLA, approval in the U.S. market, as well as our commercialization strategy, if authorized or approved. We have initiated discussions with the FDA regarding the development of COVAXIN, but an EUA application has not been submitted at this time. We are also in active discussions with manufacturers in the United States to produce a significant number of doses of COVAXIN to support commercialization of the vaccine in the United States, if authorized or approved.

Modifier Gene Therapy Platform

We are developing a breakthrough modifier gene therapy platform to generate therapies designed to fulfill unmet medical needs in the area of retinal diseases, including inherited retinal diseases, or IRDs, and dry AMD. Our modifier gene therapy platform is based on NHRs, which have the potential to restore homeostasis, the basic biological processes in the retina. Unlike single-gene replacement therapies, which only target one genetic mutation, we believe that our gene therapy platform, through its use of NHRs, represents a novel approach in that it may address multiple retinal diseases with one product. IRDs such as RP, a group of rare genetic disorders that involve a breakdown and loss of cells in the retina and can lead to visual impairment and blindness, affect over 2.0 million people worldwide. Over 150 gene mutations have been associated with RP and this number represents only 60% of the RP population. The remaining 40% of RP patients cannot be genetically diagnosed, making it difficult to develop individual treatments. We believe our first gene therapy candidate, OCU400, has the potential to be broadly effective in restoring retinal integrity and function across a range of IRDs. For example, we believe OCU400 has the potential to eliminate the need for developing more than 150 individual products and provide one treatment option for all RP patients.

OCU400 has received four Orphan Drug Designations, or ODDs, from the FDA for the treatment of certain disease genotypes: nuclear receptor subfamily 2 group E member 3, or NR2E3, centrosomal protein 290, or CEP290, rhodopsin, or RHO, and phosphodiesterase 6B, or PDE6ß, mutation-associated inherited retinal degenerations. We are planning to initiate two Phase 1/2a clinical trials for OCU400 in the United States in the second half of 2021. OCU400 additionally received Orphan Medicinal Product Designation, or OMPD, from the European Commission, based on the recommendation of the European Medicines Agency, or EMA, for RP and LCA in February 2021, which we believe further supports the potential broad spectrum application of OCU400 to treat many IRDs. We are currently evaluating options to commence OCU400 clinical trials in Europe in 2022. Our second gene therapy candidate, OCU410, is being developed to utilize the nuclear receptor genes RAR-related orphan receptor A, or RORA, for the treatment of dry AMD. This candidate is currently in preclinical development. We are planning to initiate a Phase 1/2a clinical trial for OCU410 in 2022.

Novel Biologic Therapies for Retinal Diseases

We are also conducting preclinical development for our biologic product candidate, OCU200. OCU200 is a novel fusion protein designed to treat DME, DR, and wet AMD. We had a pre-Investigational New Drug, or IND, meeting with the FDA in November 2020 and received guidance on IND-enabling preclinical studies to support the Phase 1/2a study. We expect to initiate IND-enabling preclinical studies for OCU200 in 2021 and initiate a Phase 1/2a clinical trial for OCU200 in 2022.

Company Information

We were originally incorporated as a Massachusetts corporation in 2000 under the name Histogenics Corporation. In 2006, we underwent a corporate reorganization pursuant to which we were reincorporated as a Delaware corporation. On September 27, 2019, we completed a reverse merger, or the Merger, with Ocugen OpCo, Inc., or OpCo, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2019, by and among OpCo, Restore Merger Sub, Inc., our wholly owned subsidiary, or Merger Sub, and us, as amended, or the Merger Agreement, pursuant to which Merger Sub merged with and into OpCo, with OpCo surviving as our wholly owned subsidiary. Immediately after completion of the Merger, we changed our name to Ocugen, Inc and the business previously conducted by OpCo became the business conducted by us. Our common stock trades on The Nasdaq Capital Market, or Nasdaq, under the symbol “OCGN.”

Our principal offices are located at 263 Great Valley Parkway, Malvern, Pennsylvania 19355, and our telephone number is (484) 328-4701. Our website address is www.ocugen.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the accompanying prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, our quarterly reports, and documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information.” The risks described in the Annual Report and such subsequent filings are not the only risks that we face. Additional risks not presently known to us or that we do not currently consider significant may also have an adverse effect on us. If any of the risks actually occur, our business, results of operations, cash flows or financial condition could suffer. We cannot assure you that any of the events discussed in the risk factors will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows and if so our future prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price and value of our securities could decline, and you could lose all or part of your investment. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider the risk factors to be a complete discussion of all potential risks or uncertainties. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	our estimates regarding expenses, future revenue, capital requirements and timing and availability of and the need for additional financing;

•	our ability to obtain sufficient additional capital to continue to advance our product candidates and preclinical programs;

•	our activities with respect to COVAXIN, our vaccine candidate for the prevention of COVID-19, in collaboration with Bharat Biotech, including our plans and expectations regarding clinical development, manufacturing, pricing, regulatory review and compliance, reliance on third parties, and commercialization, if authorized or approved;

•	the extent to which health epidemics and other outbreaks of communicable diseases, including the COVID-19 pandemic, could disrupt our business and operations;

•	the uncertainties associated with the clinical development and regulatory authorization or approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials;

•	our ability to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market and the risk that products will not achieve broad market acceptance;

•	uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom;

•	our ability to maintain our collaboration with Bharat Biotech and to establish additional collaborations and/or partnerships;

•	our ability to comply with regulatory schemes applicable to our business and other regulatory developments in the United States and foreign countries;

•	the performance of third-parties upon which we depend, including third-party contract research organizations, or CROs, and third-party suppliers, manufacturers, group purchasing organizations, distributors, and logistics providers;

•	the pricing and reimbursement of our product candidates, if authorized or approved;

•	our ability to obtain and maintain patent protection and defend our intellectual property rights against third-parties;

•	our ability to maintain our relationships, profitability and contracts with our key commercial partners;

•	our ability to recruit or retain key scientific, technical, commercial, and management personnel or to retain our executive officers;

•	our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including Good Manufacturing Practice compliance and other relevant regulatory authorities; and

•	the other risks, uncertainties and factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised and supplemented by those risks described from time to time in other reports which we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in or incorporated by reference into this prospectus, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See “Risk Factors.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering. We will not receive any proceeds from the sale of securities being offered by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our sixth amended and restated certificate of incorporation, as amended, or the Certificate, and our amended and restated bylaws, or Bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our authorized capital stock consists of 210,000,000 shares, 200,000,000 of which are designated as common stock with a par value of $0.01 per share and 10,000,000 of which are designated as preferred stock with a par value of $0.01.

As of December 31, 2020, (i) our capital stock was held of record by 32 stockholders and (ii) there were 184,011,884 shares of common stock outstanding, 7 shares of preferred stock outstanding, warrants to purchase an aggregate of 870,017 shares of common stock outstanding, and options to purchase an aggregate of 4,224,433 shares of common stock outstanding.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the Certificate that relates solely to the terms of an outstanding series of preferred stock if the holders of such series are entitled to vote thereon pursuant to the Certificate or any certificate of designation.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that its board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

Liquidation

Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

No Preemptive or Similar Rights

The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock is listed on Nasdaq under the symbol “OCGN.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or the other securities exchange of the securities covered by the applicable prospectus supplement.

Preferred Stock

We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Ocugen or the removal of management, which could depress the market price of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock; and

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

Description of Other Securities Outstanding

Series A Convertible Preferred Stock

Our board of directors provided for the issuance of Series A Convertible Preferred Stock, or the Series A Preferred, pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the Series A Certificate of Designation. Up to 30,000 shares are designated as Series A Preferred. Holders of Series A Preferred are entitled to receive dividends on Series A Preferred equal (on an as-converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock, when and if such dividends are paid. Except as provided by law and certain protective provisions set forth in the Series A Certificate of Designation, the Series A Preferred has no voting rights. Upon the liquidation or dissolution of Ocugen, holders of Series A Preferred will be entitled to receive the same amount that a holder of common stock would receive if the preferred stock were fully converted to common stock. Shares of Series A Preferred are convertible to common stock at the option of the holder, on the terms and subject to the conditions set forth in the Series A Certificate of Designation.

The foregoing summary of the terms of the Series A Preferred is subject to and qualified in its entirety by reference to the Certificate and the Series A Certificate of Designation, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Series B Convertible Preferred Stock

Our board of directors provided for the issuance of Series B Convertible Preferred Stock, or the Series B Preferred, pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, or the Series B Certificate of Designation. Up to 54,745 shares are designated as Series B Preferred. Holders of Series B Preferred are entitled to receive dividends on Series B Preferred equal (on an as-converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock, when and if such dividends are paid. Except as provided by law and certain protective provisions set forth in the Series B Certificate of Designation, the Series B Preferred has no voting rights. Upon the liquidation or dissolution of Ocugen, holders of Series B Preferred will be entitled to receive the same amount that a holder of common stock would receive if the preferred stock were fully converted to common stock.

Each share of Series B Preferred is convertible, at the option of the holder, into 10 shares of our common stock only after (i) our receipt of stockholder approval to increase the number of authorized shares of common stock under the Certificate and (ii) our receipt of shipments by Bharat Biotech International Limited, or Bharat Biotech, of the first 10 million doses of COVAXIN manufactured by Bharat Biotech pursuant to a supply agreement, and further on the terms and subject to the conditions set forth in the Series B Certificate of Designation. The conversion rate of the Series B Preferred is subject to adjustment in the event of a stock dividend, stock split, reclassification or similar event with respect to the Company’s common stock.

On March 1, 2021, we entered into a Preferred Stock Purchase Agreement, or the Purchase Agreement, pursuant to which we agreed to issue and sell 54,745 shares of Series B Preferred at a price per share equal to $109.60, to Bharat Biotech. Under the terms of the Purchase Agreement, we agreed to file and to maintain a registration statement on Form S-3 covering the resale of the common stock into which the Series B Preferred Stock may be converted.

The foregoing summary of the terms of the Series B Preferred is subject to and qualified in its entirety by reference to the Certificate and the Series B Certificate of Designation, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Common Stock Purchase Warrants

Between November 2016 and March 2019, OpCo issued a series of common stock purchase warrants, or the Common Stock Purchase Warrants, to certain investors pursuant to a stockholders’ agreement and to two employees pursuant to their respective employment agreements. Upon the closing of the Merger, the Common Stock Purchase Warrants became exercisable for shares of our common stock. As of December 31, 2020, warrants to purchase 870,017 shares of common stock were outstanding and exercisable. The Common Stock Purchase Warrants have exercise prices ranging from $2.77 to $7.56 and expire between 2026 and 2027.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Various provisions contained in the Certificate, the Bylaws and Delaware law could delay, deter or discourage some transactions involving an actual or potential change in control of Ocugen, including acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

Preferred Stock

The Certificate authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “—Preferred Stock” for additional information. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of the company’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without any action by our stockholders.

Classified Board

The Certificate and the Bylaws provide that the directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes. Such classes shall be as nearly equal in number of directors as reasonably possible. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Each director shall serve until such director’s successor shall have become duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal.

Election of Directors

The Certificate does not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Board Vacancies; Removal

The Certificate provides that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. The Certificate also provides that our directors can only be removed for cause upon the vote of more than two-thirds of the votes entitled to be cast by holders of all the then-outstanding shares of capital stock, voting together as a single class.

Special Meetings of Stockholders; Number of Directors and No Action by Written Consent of Stockholders

The Certificate and the Bylaws provide that only the board of directors, the chairman of the board of directors or the president may call a special meeting of our stockholders. The Bylaws provide that the authorized number of directors be changed only by resolution of the board of directors. The Bylaws provide that the stockholders may act only duly called annual or special meeting and no action may be effected by written consent.

Advance Notification of Shareholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Amendments to Certificate and Bylaws

The amendment of any of the above provisions (except for the provision making it possible for the board of directors to issue undesignated preferred stock) and the exclusive form and indemnification provisions described below, would require approval by a stockholder vote by the holders of at least a two thirds of the voting power of the then outstanding voting stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Exclusive Jurisdiction for Certain Actions

The Certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The enforceability of similar federal court choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable or unenforceable. If a court were to find either of the choice of forum provisions contained in the Certificate to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees and result in increased costs for investors to bring a claim.

Indemnification

The Certificate includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class. The Certificate and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. The Certificate and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as its officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in the Certificate and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in the Certificate and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities it offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

The debt securities we may offer may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We will issue any debt securities under an indenture to be entered into between it and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Defaults and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	any guaranties of the debt securities;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other of our indebtedness; and

•	the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.

All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. For more information, please see “Global Securities” below.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of its debt securities additional protection in the event of a recapitalization transaction, a change of control of Ocugen, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that it will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	we are the surviving entity of any such merger or consolidation or the entity formed by such merger or consolidation shall be organized under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of our obligations related to such debt securities; and

•	immediately before and immediately after the merger or consolidation, no default or event of default shall have occurred and be continuing.

Notwithstanding the foregoing, the indenture may allow certain transactions, including, but not limited to, a merger between us and our wholly owned subsidiary or a merger between us and our affiliate for the purpose of converting the Company into a corporation under the laws of the United States of America, or any state thereof or the District of Columbia, or for the purpose of creating or collapsing a holding company structure.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•	failure to pay the principal of, or premium, if any, on, any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series and such failure continues for a period of 60 days after written notice from the trustee or holders of 25% in the aggregate principal amount of the then-outstanding debt securities of such series; and

•	certain events relating to our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the trustee knows of the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:

•	either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered or (B) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the trustee;

•	we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

•	we have paid all other sums payable by it under the indenture or deposited all other required sums with the trustee; and

•	the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which we are a party or to which we are bound.

Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from its obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:

•	we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest and premium, if any;

•	there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;

•	there shall not be certain conflicting interest for purposes of the Trust Indenture Act;

•	such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound;

•	we shall have delivered a legal opinion relating to certain tax matters; and

•	we shall have delivered a legal opinion and certain other certificates relating to the satisfaction of the required conditions.

Regarding the Trustee

We will identify the trustee and any relationship that it may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of its obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants, including anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Ocugen.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, each debt security, warrant and unit initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If this prospectus is used by selling securityholders for the resale of any securities registered under this registration statement pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock or preferred stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless indicated otherwise in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Ocugen, Inc. appearing in Ocugen, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$160,000,0000

Common Stock

PROSPECTUS SUPPLEMENT

Cantor                    Mizuho Securities                    H.C. Wainwright & Co.                    Roth Capital Partners                    Chardan

June 10, 2022